SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                         Date of Report: April 23, 2007

                                   XSUNX, INC.
                                 ---------------
             (Exact name of registrant as specified in its charter)



 Colorado                   000-29621                   84-1384159
 --------                   ---------                   ----------
(State or other             (Commission               (IRS Employer
jurisdiction of             File Number)            Identification No.)
 incorporation)


                      65 Enterprise, Aliso Viejo, CA 92656
                      ------------------------------------
             (New address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (949) 330-8060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

     The Company has entered into a Consulting and Advisory Agreement effective April 23, 2007 with Dr. Richard Ahrenkiel, DBA Ahrenkiel Consulting for two years service as a member of the Company's Scientific Advisory Board. In conjunction with the Advisory Agreement the Company also issued to Ahrenkiel Consulting 100,000 options under the terms of a Stock Option Agreement with an exercise price of $.45 per share. The options carry a 5 year exercise term and vest under the following provisions:

     (a) The Option shall become exercisable in the amount of 12,500 shares upon the First Vesting Date of July 23, 2007. Thereafter, the Option shall vest become exercisable at the rate of 12,500 Shares per calendar quarter, or any apportioned amount thereof, during the term of engagement by XsunX, Inc. of the Optionee.



                 SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

        A.  Financial Statements - none

        B.  Exhibits -  10.1 Consulting Advisory Agreement(Ahrenkiel Consulting)
                        10.2 Stock Option Agreement (Ahrenkiel Consulting)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 25, 2007

                                           XSUNX, INC.



                                           By: /s/ Tom Djokovich
                                               -----------------------------
                                               Tom Djokovich, CEO/President